UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2015

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On September 29, 2015, General Mills, Inc. held its 2015 Annual Meeting of Shareholders. There were 517,579,138 shares of common stock represented either in person or by proxy at this meeting.  We have disclosed the final results for each matter voted upon, including the number of votes cast for or against, the number of abstentions, and as applicable, the number of broker non-votes.

1.              Election of Directors. Stockholders elected the following individuals as directors, each to serve a one-year term expiring at the company’s 2016 Annual Meeting of Stockholders, by the following votes:

Director Nominee	For	Against	Abstain	Broker Non- Votes
Bradbury H. Anderson	400,051,207	2,429,155	1,817,998	113,280,778
R. Kerry Clark	394,457,794	7,989,549	1,851,017	113,280,778
David M. Cordani	400,683,147	1,782,610	1,832,603	113,280,778
Paul Danos	397,359,289	4,851,915	2,087,156	113,280,778
Henrietta H. Fore	394,849,023	7,776,190	1,673,147	113,280,778
Heidi G. Miller	396,502,162	6,052,581	1,743,617	113,280,778
Steve Odland	397,907,274	4,574,713	1,816,373	113,280,778
Kendall J. Powell	381,887,288	15,149,686	7,261,386	113,280,778
Michael D. Rose	397,610,221	4,859,421	1,828,718	113,280,778
Robert L. Ryan	399,336,798	3,119,526	1,842,036	113,280,778
Dorothy A. Terrell	397,792,201	4,791,267	1,714,892	113,280,778

2.              Advisory Vote on Executive Compensation.  Stockholders approved the company’s compensation for its named executive officers on an advisory basis.  The proposal was supported by 93.6% of the votes cast “for” and “against” it.

For	Against	Abstain	Broker Non-Votes
373,734,847	25,430,785	5,132,728	113,280,778

3.              Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending May 29, 2016.  The proposal was supported by 99.0% of the votes cast “for” and “against” it.

For	Against	Abstain	Broker Non-Votes
510,055,070	5,152,068	2,372,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 30, 2015

GENERAL MILLS, INC.

By:	/s/ Richard C. Allendorf
	Name:	Richard C. Allendorf
	Title:	Senior Vice President, General Counsel and Secretary